UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 18, 2011

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Callaway Golf Company (the “Company”) 2011 Annual Meeting of Shareholders was held on May 18, 2011.

(b) A description of each matter voted upon at the 2011 Annual Meeting of Shareholders is described in detail in the Company’s definitive proxy statement filed on April 8, 2011 (the “Proxy Statement”). The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)	The voting results for the annual election of directors were as follows:

Director	For	Withheld	Broker Non-Votes
Samuel H. Armacost	45,232,662	4,280,656	8,803,474

Ronald S. Beard	45,246,207	4,267,111	8,803,474

John C. Cushman, III	41,804,376	7,708,942	8,803,474

George Fellows	46,739,139	2,774,179	8,803,474

Yotaro Kobayashi	46,685,873	2,827,445	8,803,474

John F. Lundgren	45,541,276	3,972,042	8,803,474

Adebayo O. Ogunlesi	46,825,636	2,687,682	8,803,474

Richard L. Rosenfield	45,113,958	4,399,360	8,803,474

Anthony S. Thornley	46,839,614	2,673,704	8,803,474

(2)	The voting results for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:

For	Against	Abstain	Broker Non-Votes
56,099,074	1,787,450	430,268	N/A

(3)	The voting results for the advisory vote to approve the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
38,832,143	7,686,789	2,994,386	8,803,474

(4)	The voting results for the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
40,746,695	38,151	4,703,933	4,024,539	8,803,474

(d) Based upon the results set forth in item (b)(4) above, the Company currently intends to hold an advisory vote on the compensation of its named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 19, 2011	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Vice President
and Corporate Secretary